Exhibit 99.2

  FOR IMMEDIATE RELEASE

Contact Information:

At the Company:	Investor Relations:
Gregory S. Skinner	Matt Glover or Michael Koehler
Vice President Finance and CFO	(949) 574-3860
(650) 261-3677	LNDC@liolios.com

Landec Names Molly Hemmeter as CEO to Succeed Gary Steele Retiring Effective with the October 2015 Shareholder Meeting

Landec also Announces the Appointment of Ron Midyett as Landec’s COO and Steve Goldby as Chairman

MENLO PARK, Calif., July 28, 2015 – Landec Corporation (NASDAQ: LNDC) announced the naming of Molly A. Hemmeter as Chief Executive Officer to succeed Gary T. Steele who is retiring effective with the Shareholder Meeting on October 15, 2015. Mr. Steele has agreed to remain as a member of the Board of Directors.

Since joining Landec in June 2009 as VP of Business Development and subsequently becoming Landec’s Chief Commercial Officer and Chief Operating Officer, Ms. Hemmeter has led key strategic initiatives driving Landec’s growth and profitability.

Starting in early 2013, Ms. Hemmeter has focused on expanding the marketing and new product innovation capabilities of Apio, Landec’s food subsidiary. Under Ms. Hemmeter’s leadership, Apio launched a new product line of salad kits that feature unique blends of superfoods, sauces and dressings. These new salad kit products are developed and designed to be ‘on trend’ with North American consumers who are increasingly equating healthy eating with healthy living. Unit volume growth for these new products is more than double the growth for the industry category and sales of these products grew 88% during fiscal year 2015 compared to fiscal year 2014 with average weekly sales currently exceeding $2.9 million per week. Ms. Hemmeter was also instrumental in the acquisition of Lifecore, GreenLine and our investments in Windset Farms.

Gary Steele, Landec Chairman and CEO, stated, “Molly’s strategic and operational leadership has greatly strengthened our Apio food business and reinvigorated the value-added products side of Apio’s business with higher margin products. As Landec crosses the five hundred million dollar a year revenue threshold, Molly’s demonstrated achievements in strategy, technology, product development, marketing and business partnering, including her six years of in-depth experience with Landec, will drive Landec’s continued growth and profitability.”

Prior to Landec, Ms. Hemmeter was VP of Global Marketing and New Business Development of Ashland, Inc.’s Performance Material Division where she created processes for identifying global new business development opportunities with significant revenue potential and led the programs from inception through commercialization. Prior to Ashland, she held a variety of managerial positions at Bausch and Lomb and Eli Lilly in areas of P&L Management, brand management, new channel development and operations. Ms. Hemmeter obtained her Bachelor and Masters in Chemical Engineering at University of Louisville and her Masters of Business Administration degree from Harvard Graduate School of Business.

Mr. Steele has served as Landec’s President and CEO since September 1991 and was named Chairman of the Board in January 1996. He spearheaded taking the Company public in 1996. Under his 23 years of leadership, Landec revenues have increased from $2.3 million in fiscal 1996 to over $500 million in fiscal 2015. The Company has been consistently profitable since 2003 and was recently named one of the Fortune 100 fastest growing U.S. companies.

Steve Goldby, Landec’s lead independent director and newly appointed Chairman of the Board effective with the October 2015 Shareholder Meeting, said, “On behalf of the entire Board of Directors, I want to thank Gary for his excellent leadership and management while stewarding Landec’s growth over these many years, and driving significant gains in shareholder value. The Board is confident that Landec is well-positioned for its next phase of growth as outlined in the latest 5-year strategic plan. Landec has great momentum, a seasoned management team and significant future growth prospects. The Board is very pleased that Gary has agreed to stay on as a Board member after his retirement.”

“I am fortunate to work with a talented and focused team at Landec, Apio and Lifecore,” commented Ms. Hemmeter. “In addition, Landec has assembled a strong Board of Directors with broad and deep business experience plus industry specific experience directly applicable to Landec’s two core businesses. Landec’s direction and focus are clear and the opportunities for continued growth substantial. Now that Landec has exceeded $500 million in revenues, I look forward to working with the Board and the team to propel the Company from $500 million in annual sales to the $1 billion level, profitably over the upcoming years.”

Mr. Midyett, the President and Chief Executive Officer of Apio will be appointed Chief Operating Officer of Landec Corporation as of October 15, 2015, with his primary responsibilities focused on operations of Apio, along with the Corporate R&D and licensing business. Mr. Midyett joined Landec in 2005 as the Chief Operating Officer of Apio and was promoted to President and CEO of Apio in 2008.

Prior to joining Apio, Mr. Midyett was Senior Vice President of Operations for Dole Fresh Vegetables. Mr. Midyett has over 21 years of technology and operations experience in the produce industry. Mr. Midyett recently served as Chairman of the board of directors of the United Fresh Fruit and Vegetable Association, the industry’s leading association, and is Landec’s representative on the board of directors of Windset Farms. Mr. Midyett holds a BS in Food Biochemistry from University of California Davis.

Mr. Goldby has been appointed as Landec Corporation’s Chairman of the Board effective with the Shareholder Meeting on October 15, 2015 and coinciding with the retirement of Gary Steele. Mr. Goldby has served as a director since December 2008 and is currently the Board’s Outside Lead Independent Director and a sitting member of the Audit Committee.

Mr. Goldby has been a Partner at Venrock, a venture capital firm, since 2007. Mr. Goldby was Chairman and Chief Executive Officer of Symyx Technologies, Inc. (“Symyx”) from 1998 to 2007; he became the Executive Chairman in 2008, and Chairman in 2009. Before joining Symyx, Mr. Goldby served as Chief Executive Officer for more than ten years at MDL Information Systems, Inc., the enterprise software company that pioneered scientific information management. Earlier, Mr. Goldby held various management positions at ALZA Corporation, including President of Alza Pharmaceuticals. Mr. Goldby received a B.S. degree in chemistry from the University of North Carolina and a law degree from Georgetown University Law Center.

About Landec Corporation

Landec Corporation is a company that leverages its proprietary polymer technologies, application development and innovation capabilities to develop and commercialize new products in food and biomaterials markets. Landec’s subsidiary, Apio, has become the leader in US fresh-cut specialty packaged vegetables sold in North America based on combining Landec’s proprietary food packaging technology and the strength of two major national brands, Eat Smart® and GreenLine®, with the capabilities of large scale processing and national distribution. Lifecore Biomedical, a subsidiary of Landec, is a premium supplier of hyaluronan-based materials and medical products to ophthalmic, orthopedic and veterinary markets worldwide. In addition, Lifecore Biomedical provides specialized aseptic fill and finish services in a cGMP (current good manufacturing practices) validated manufacturing facility for supplying commercial, clinical and pre-clinical products. Landec will also periodically work with market-leading companies to develop and commercialize differentiated polymer-based products under R&D and royalty agreements. For more information about the company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company's new products in the market place, weather conditions that can affect the supply and price of produce, the amount and timing of research and development funding and license fees from the Company's collaborative partners, the timing of regulatory approvals, the mix between domestic and international sales, and the risk factors listed in the Company’s Form 10-K for the fiscal year ended May 25, 2014 (See item 1A: Risk Factors) which may be updated in Part II, Item 1A Risk Factors in the Company’s Quarterly Reports on Form 10-Q. As a result of these and other factors, the Company expects to continue to experience significant fluctuations in quarterly operating results and there can be no assurance that the Company will remain consistently profitable. The Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.